UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2009
 Date of Report (Date of earliest event reported)

CELESTIAL DELIGHTS USA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-153472	27-0999493
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

11811 N. Tatum Blvd., Suite 3031 Phoenix, AZ 85028 (602) 953-7757
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Appointment of Director

On November 18, 2009, Celestial Delights USA Corp. (the “Company”) appointed Mr. Marcus Laun to the Board of Directors (the “Board”) of the Company.

Mr. Laun is a senior banker at Wynston Hill Capital, LLC where he is responsible for all aspects of capital raising and advisory engagements for micro- and small-cap ventures.  From 2004 through 2008, Mr. Laun held various positions at Knight Capital Group including serving as managing director and director.  From 2000-2004, Mr. Laun was founder and Chief Executive Officer of Hype (USA) Inc. which controlled the exclusive rights to HYPE Energy Drink in North America.  Prior to this, Mr. Laun was a Vice President of corporate finance at Brean Murray & Co., Inc. and a research analyst at Greenwich High Yield LLC and Mendham Capital Group LLC.  Mr. Laun received a Masters in Business Administration degree from Columbia Business School and received a Bachelor of Science degree from Cornell University.

Mr. Laun currently serves on the Board of Directors of GC China Turbine Corp.

Mr. Laun has not previously held any positions with the Company, and there have been no related party transactions between Mr. Laun and the Company.  Mr. Laun has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Laun had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Laun is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Laun, or any grant or award to Mr. Laun or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Laun.

There are no arrangements or understandings between Mr. Laun and any other persons, pursuant to which Mr. Laun was selected as a director.  Mr. Laun has not been named or, at the time of this Current Report, is not expected to be named to any committee of the Board.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELESTIAL DELIGHTS USA CORP., a Nevada Corporation

Dated: November 18, 2009	By:	/s/ John J. Lennon
John J. Lennon, President